Exhibit 99.9

MELROSE PROPERTY ACQUISITION FINANCIALS
For the period from January 1, 2010 through December 21, 2010 and for the six months ended June 30, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
QA Global GP, LLC:

In our opinion, the accompanying statement of revenues and direct operating expenses presents fairly, in all material respects, the revenue and direct operating expenses of the Melrose properties which were acquired from Melrose Energy Company by Quantum Resources Management, LLC (the “Company”) as described in Note 1 (the “Melrose Properties”) for the period from January 1, 2010 through December 21, 2010 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement reflects the revenues and direct operating expenses of the Melrose Properties as described in Note 1 and is not intended to be a complete presentation of the financial position, results of operations or cash flows of the Melrose Properties.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
 November 22, 2011

ACQUIRED MELROSE PROPERTIES
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(IN THOUSANDS)

	For the period from January 1, 2010 through December 21,	For the Six Months Ended June 30,
	2010	2010	2011
		(Unaudited)
Natural gas, oil and natural gas liquids revenue	$15,769	$7,466	$9,970
Direct operating expenses	10,425	5,089	5,722
Revenues in excess of operating expenses	$5,344	$2,377	$4,248

The accompanying notes are an integral part of these financial statements.

ACQUIRED MELROSE PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. Basis of Presentation

The accompanying statements present the revenues and direct operating expenses of working interests of certain oil and natural gas properties and related assets, primarily located in the Permian Basin in West Texas and southeastern New Mexico that cover three main field areas, namely Artesia, Jalmat Cone and Turner Gregory, together with a number of smaller units (“Melrose Properties”) acquired by Quantum Resources Management, LLC (“Quantum”) on December 22, 2010 from Melrose Energy Company (“Melrose”) for the period from January 1, 2010 through December 21, 2010.

The accompanying statements of revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from the historical accounting records of Melrose. Revenues and direct operating expenses relate to the historical net revenue interest and net working interest, in the Melrose Properties. Natural gas, oil and natural gas liquids revenues are recognized when production is sold to a purchaser at a fixed or determinable price when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. Direct operating expenses include lease and well repairs, production and ad valorem taxes, gathering and transportation, maintenance, utilities, payroll and other direct operating expenses.

During the periods presented, the Melrose Properties were not accounted for as a separate division by Melrose and therefore certain costs such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest, and corporate income taxes were not allocated to the individual properties. Complete separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such complete statements, reflecting financial position, results of operations, stakeholder equity and cash flows of the Melrose Properties, is neither readily available on an individual property basis nor practicable to obtain in these circumstances. Accordingly, the historical statements of revenues and direct operating expenses of the Melrose Properties are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X. The results set forth in these financial statements may not be representative of future operations.

2. Unaudited Interim Statements

The accompanying statements of revenues and direct operating expenses for the six month periods ended June 30, 2011 and 2010 are unaudited. The unaudited interim statements of revenues and direct operating expenses have been prepared on the same basis as the annual statement of revenues and direct operating expenses and, in the opinion of management, reflect all adjustments necessary to fairly present the Acquired Properties’ revenues and direct operating expenses for the six month periods ended June 30, 2011 and 2010.

3. Subsequent Events

In accordance with ASC 855, management has evaluated subsequent events through November 11, 2011, the date the accompanying statements of revenues and direct operating expenses were available to be issued. There were no material subsequent events that required recognition or additional disclosure in the accompanying statements of revenues and direct operating expenses.

4. Supplemental Oil and Natural Gas Reserve and Standardized Measure Information (Unaudited)

Estimated Quantities of Oil and Natural Gas Reserves. All of the Melrose Properties and associated reserves are located in the continental United States. The following table presents the estimated

ACQUIRED MELROSE PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES — (Continued)

remaining net proved and proved developed oil and gas reserves of the Melrose Properties at December 21, 2010. The information set forth below regarding the Melrose Properties’ oil and natural gas reserves as of December 21, 2010 was prepared by the Company’s Reserve Engineers, in accordance with the Financial Accounting Standards Board (FASB) and the Securities and Exchange Commission (SEC) rules in effect as of December 21, 2010.

	For the Period from January 1, 2010 through December 21, 2010
	Oil	Natural Gas
	(MBbls)	(MMcf)
Proved Reserves
Beginning of period	6,582	1,389
Revisions of previous estimates	(64)	305
Extensions and discoveries	—	—
Acquisitions of minerals in place	—	—
Production	(200)	(152)

End of period	6,318	1,542

Proved developed reserves, end of period	2,513	1,044

Standardized Measure of Discounted Future Net Cash Flows. The standardized measure of discounted future net cash flows as of December 21, 2010 was computed by applying the twelve month average for the first day of each month for 2010 of oil and natural gas ($74.53 per barrel of oil and $5.40 per Mcf of natural gas), adjusted for transportation fees and regional price differentials, to the estimated future production of proved oil and natural gas reserves less estimated future expenditures to be incurred in developing and producing the proved reserves, discounted using an annual rate of 10% to reflect the estimated timing of the future cash flows. As of December 21, 2010, the relevant average realized prices for oil were $74.51 per barrel of oil and $5.85 per Mcf of natural gas. Income taxes are excluded because the property interests included in the acquisition represent only a portion of a business for which income taxes are not estimable. Extensive judgments are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of the properties. Accordingly, the estimates of future net cash flows from proved reserves and the present value may be materially different from subsequent actual results. The standardized measure of discounted net cash flows does not purport to present, nor should it be interpreted to present, the fair value of the Melrose Properties’ oil and gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, and anticipated future changes in prices and costs.

ACQUIRED MELROSE PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES — (Continued)

The following table sets forth estimates of the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 21, 2010 (in thousands).

2010
Future cash inflows from production	$479,208
Future production costs	(205,335)
Future development costs	(48,983)
Future net cash flows	224,890
10% annual discount	(136,129)
Standardized measure of discounted future net cash flows	$88,761

Changes in the standardized measure of future net cash flows related to proved oil and natural gas reserves are as follows for the period from January 1, 2010 through December 21, 2010 (in thousands).

2010
Standardized measure, beginning of period	$82,898
Revenues less production and other costs	(5,344)
Net changes in prices, production and other costs	173
Net development costs incurred	—
Net changes in future development costs	(1,126)
Extensions, discoveries and improved recoveries	—
Revisions of previous quantity estimates	(1,070)
Purchases of minerals in place	—
Accretion of discount	8,290
Timing differences and other	4,940
Standardized measure, end of period	$88,761